                              LICENSE AGREEMENT

     LICENSE dated as of __________________, 1997, between HEALTHWORLD, B.V, a Netherlands corporation with an address at Herengracht 268, 1016 BW, Amsterdam, Netherlands (the "Licensor") and THE HEALTHWORLD CORPORATION, a Delaware corporation with an address at 100 Avenue of the Americas, New York, New York 10013 (the "Licensee").

                            W I T N E S S E T H :

     WHEREAS, the Licensor is the owner of certain trademarks/service marks, logos and other related proprietary information and materials which are used in connection with advertising agency and related services; and

     WHEREAS, the Licensee desires to license from the Licensor the right to use such trademarks/service marks, logos and other related proprietary information and materials; and

     WHEREAS, the Licensor is willing to grant such license to the Licensee upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties in consideration of the mutual representations and covenants contained herein hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

     1.1 "Calendar Quarter" shall mean the four three month periods of each year as follows: January 1st to March 31st; April 1st to June 30th; July 1st to September 30th; and October 1st to December 31st.

     1.2 "Calendar Year" shall mean each annual period commencing on January 1st and ending on December 31st.

     1.3 "Licensed Property" shall mean the trademarks/service marks and logos and trade names set forth in Schedule A annexed hereto, including, without limitation, all Registered Marks, and all information and materials relating to trademarks/service marks and logos, including, without limitation, all designs, drawings, illustrations and other art.

     1.4 "Permitted Sublicensee" shall mean any subsidiary or affiliate of the Licensee.

     1.5 "Registered Marks" shall mean the Licensor's trademarks/service marks, which have been registered or for which registration has been applied for, a list, including a description of each, which is set forth on Schedule B annexed hereto.

     1.6 "Term" shall mean the term of this License as set forth in Article 3 hereafter.


     1.7 "Territory" shall mean worldwide.

                           ARTICLE 2. GRANT OF RIGHTS

     2.1 Grant of License. The Licensor hereby grants to the Licensee the exclusive right, during the Term, to use the Licensed Property for any lawful purpose for which the Licensed Property may be used. The scope of the license granted hereunder shall be applicable throughout the Territory.

     2.2 Corporate Name. The Licensor also grants to the Licensee the exclusive right to use the name HEALTHWORLD or any other trademark/service mark or trade name licensed to the Licensee hereunder, as the Licensee's corporate or business name.

     2.3 Sublicense or Assignment. The Licensee shall have the right to grant a sublicense or to assign any and all of its rights under this License to a Permitted Sublicensee upon written notice to the Licensor. The Licensee shall not be permitted to sublicense or assign its rights hereunder to any other person, without the prior written consent of the Licensor.

     2.4 Reserved Rights. Subject to the provisions hereof, the Licensee hereby acknowledges and agrees that the Licensor shall retain the sole and exclusive right of ownership of the Licensed Property. Notwithstanding such ownership, the Licensor agrees that due to the exclusivity provided by this License and the consideration payable hereunder, the Licensor, during the Term, shall not license the Licensed Property to any third party for any reason whatsoever, nor use the Licensed Property for any purpose, without the prior written consent of the Licensee, which it may withhold, in its absolute discretion, for any reason.

     2.5 Third Party Manufacturing. In the event that the Licensee uses the Licensed Property in connection with its sale or distribution of any product, the Licensee shall be entitled to engage third party manufacturers, of its choice, to make and produce any such products.

                                 ARTICLE 3. TERM

     The term of this License shall commence on the date of this License and, subject to the provisions of Article 9 hereafter, shall continue for a period of fifty (50) years thereafter (hereinafter referred to as the "Term").

                               ARTICLE 4. SAMPLES

     The Licensee agrees to furnish the Licensor for its written approval, as to quality and style, samples of all material used by the Licensee which contain any of the Licensed Property, as well as all products which contain any of the Licensed Property. The Licensee agrees to refrain from using any of such materials and/or distributing any such products, until such approval shall have been given by the Licensor. Any such approval shall not be unreasonably withheld by the Licensor. The Licensor shall give the Licensee written notice of its approval or rejection, within two (2) business days of its receipt of any of such samples. The Licensee's failure to respond within such two (2) day period shall be deemed its approval.

                   ARTICLE 5. ARTWORK AND REFERENCE MATERIALS

     The Licensor will supply to the Licensee, without charge, all reference materials or other materials, including artwork depicting the Licensed Property.

                              ARTICLE 6. ROYALTIES

     Royalties. The Licensee shall pay to the Licensee the following royalties in connection with its use of the Licensed Property: One Dollar ($1.00) per year.

                 ARTICLE 7. TRADEMARK AND INTELLECTUAL PROPERTY

PROTECTION

     7.1 Licensed Property. The Licensee periodically, upon the Licensor's request, but not more than once during each Calendar Quarter, shall provide up to five (5) samples of up to an aggregate of any three (i) materials used in connection with the Licensee's services and (ii) products containing any of the Licensed Property to the Licensor so that it can monitor the Licensee's compliance with any trademark/service mark protections required hereunder.

     7.2 Notices. All trademarks/service marks licensed hereunder, which are used by the Licensee, shall bear trademark notices and any other legal notices as the Licensor from time to time may direct for the protection of its rights in such trademarks/service marks.

     7.3 Ownership of Licensed Property. The Licensee acknowledges that the Licensed Property is the sole property of the Licensor and that the Licensor has the right to license the Licensed Property to the Licensee in the Territory and the Licensee agrees that it will not at any time during the Term or thereafter dispute or contest or impair directly or indirectly the Licensor's interest therein. It is agreed that all use of the Licensed Property by the Licensee is on behalf of and accrues to the benefit of the Licensor.

     7.4 Additional Registrations. In the event that the Licensee desires to use any trademarks/service marks licensed hereunder in any country in the Territory where the Licensor has not obtained a registration for such trademarks/service marks and/or in connection with any services or goods for which the Licensor has not obtained a registration, the Licensor agrees that, upon written notice from the Licensee, it shall file all appropriate applications and other documents necessary to obtain a registration for any such trademarks/service marks, as may be required by the Licensee to protect its use of such trademarks/service marks in the applicable Territory. The Licensor agrees to use its best efforts to effect any such registration and the Licensee agrees to assist the Licensor, as required, and to be named as a registered user, where required. The parties agree to share all costs in connection with such registrations equally. The Licensor shall be the owner of any such registrations.

     7.5 Protection of Licensed Property.

          (a) Action by the Licensor. The Licensee shall not commence any action with respect to any infringement or apparent infringement relating to any of the Licensed Property, unless the Licensor first elects not to institute such action, at its own cost and expense. If the Licensor, elects to bring any such infringement litigation involving or affecting the Licensed Property, the Licensee may be joined as a party at the Licensor's expense. If the Licensor includes the Licensee as a party in legal proceedings pursuant to the provisions of this subsection 7.5(a) the Licensor shall indemnify and hold the Licensee harmless from any claims, suits, judgments, damages and reasonable expenses, costs or attorneys' fees arising out of or related to any such legal proceedings.

          (b) Action by the Licensee. In the event that the Licensor elects not to bring any such action, the Licensee shall have the right to institute such action hereunder, at its own cost and expense. If the Licensee elects to commence any such action, the Licensor may be joined as a party at the Licensee's expense. If the Licensee includes the Licensor as a party in legal proceedings pursuant to the provisions of this subsection 7.5(b), the Licensee shall indemnify and hold the Licensor harmless from any claims, suits, judgments, damages and reasonable expenses, costs or attorneys' fees arising out of or related to any such legal proceedings.

           ARTICLE 8. REPRESENTATIONS AND WARRANTIES: INDEMNIFICATIONS

     8.1 Representations and Warranties of the Licensor. The Licensor represents and warrants to the Licensee that (i) it has the requisite authority to enter into this License, (ii) it has not granted rights to any third party which would restrict or in any way limit the license granted to the Licensee hereunder,
(iii) the Registered Marks listed on Schedule B annexed hereto are currently in full force and effect, and no third party has opposed the Licensor's use of any of the Registered Marks or instituted or threatened any action for infringement with respect to any of the Licensed Property, except as otherwise provided in Schedule C annexed hereto and (iv) subject to the resolution of any actions set forth on Schedule C, it owns full title and right to the Licensed Property and the use of any of the Licensed Property by the Licensee, as authorized hereunder, will not infringe upon the patents, trademarks, copyrights or other intellectual property rights of any person, firm or corporation.

     8.2 Indemnification by the Licensor. Subject to the provisions of Section
8.5 hereafter, the Licensor shall indemnify and hold harmless the Licensee, its directors, officers, employees and agents from and against all claims, damages,

losses, liabilities, suits and expenses (including reasonable attorneys' fees) arising out of or in connection with the Licensor's breach or alleged breach of any of the representations, warranties or agreements made by it hereunder.

     8.3 Representations and Warranties of the Licensee. The Licensee represents and warrants that (i) it has the requisite authority to enter into this License and (ii) it will not use the Licensed Property in any manner other than as authorized pursuant to the terms and conditions of this License.

     8.4 Indemnification by the Licensee. Subject to the provisions of Section
8.5 hereafter, the Licensee shall indemnify the Licensor, its directors, officers, employees and agents and hold each of them harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or by reason of any breach or alleged breach by the Licensee of any of the representations, warranties or agreements made by it hereunder.

     8.5 Obligation to Indemnify. Any claim or liability for which indemnification is provided under this License shall be referred to as a "Claim". An indemnified party will give the indemnifying party notice of any Claim as soon as practicable and in any event within ten (10) days after such indemnified party shall have had actual written notice thereof, unless a response is required in any such action in less than ten (10) days, in which case such notice shall be provided not later than three (3) business days prior to the date on which such response is due. The indemnifying party shall be entitled at its expense to defend such Claim provided it gives such indemnified party written notice of its election to do so within thirty (30) days after receiving written notice from such indemnified party to defend it. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be borne by such indemnified party.

                             ARTICLE 9. TERMINATION

     9.1 Licensor's Right to Terminate this License. The Licensor shall have the right to terminate this License (without prejudice to any rights which it may have either under the provisions of this License or otherwise), effective as of the date of receipt by the Licensee of written notice (unless provided otherwise herein) of such termination by the Licensor, upon the occurrence of any of the following events:

          (a) If the Licensee files a voluntary petition in bankruptcy, a receiver or trustee of any of the Licensee's property is appointed and such appointment is not vacated within sixty (60) days thereafter, or any order shall be made or resolution passed for the winding up of the Licensee (other than for the purpose of bona fide reconstruction or amalgamation), which order is not released within sixty (60) days; or


          (b) If the Licensee defaults in the performance of any of its material obligations provided for in this License; provided, however, that the Licensee shall be entitled to thirty (30) days prior written notice from the Licensor of such default, and this License shall not be terminated if the default is cured within such thirty (30) day period or if such default is not capable of being cured within such thirty (30) day period, if the Licensee has taken reasonable steps, within such period, to cure such default.

     9.2 Licensee's right to Terminate this License. The Licensee shall have the right to terminate this License (without prejudice to any rights which it may have either under the provisions of this License or otherwise), effective as of the date of receipt by the Licensor of written notice (unless provided otherwise herein) of such termination by the Licensee, upon the occurrence of any of the following events:

          (a) If the Licensor files a voluntary petition in bankruptcy, a receiver or trustee of any of its property is appointed and such appointment is not vacated within sixty (60) days thereafter, or any order shall be made or resolution passed for the winding up the Licensor (other than for the purpose of bona fide reconstruction or amalgamation), which order is not released within sixty (60) days; or

          (b) If the Licensor defaults in the performance of any of its material obligations provided for in this License; provided, however, that the Licensor shall be entitled to thirty (30) days prior written notice from the Licensee of such default, and this License shall not be terminated if the default is cured within such thirty (30) day period or if such default is not capable of being cured within such thirty (30) day period, if the Licensor has taken reasonable steps, within such period, to cure such default.

                           ARTICLE 10. MISCELLANEOUS

     10.1 Notices. All notices and statements shall be in writing and shall together with any payments be delivered personally or by overnight courier service or sent registered or certified mail, return receipt requested, postage prepaid to the intended party at the address set forth at the beginning of this License (unless notification of a change of address is given in writing), with a copy by regular mail to Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C., 425 Park Avenue, New York, New York 10022, Attention: Martin Todtman, Esq. Notice shall be deemed given upon delivery, if personally delivered, one day after depositing with an overnight courier service and three days after mailing by registered or certified mail.

     10.2 Waiver, Modification. The terms of this License may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by either party of any breach of this License must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

     10.3 Relationship of the Parties. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers and neither of the parties shall have the power to obligate or bind the other in any manner whatsoever.

     10.4 No Assignment. This License may not be assigned by either party, except as specifically provided for herein, or upon the prior written consent of the other party.

     10.5 Governing Law. This License shall be construed in accordance with the laws of the State of New York applicable to agreements executed and to be wholly performed therein.

     10.6 Arbitration. Any dispute which arises between the parties which pertains in any manner to this License, shall be resolved through binding arbitration in New York City, New York, by one arbitrator, pursuant to the then existing rules of the American Arbitration Association. Judgment upon any award by such arbitrator may be entered by any state or federal court having proper jurisdiction. The parties hereto irrevocably submit to the jurisdiction of said courts and waive any rights to object to or challenge the appropriateness of said forums.

     10.7 Captions. Captions of paragraphs appearing herein are inserted for reference and convenience only and do not define or limit the scope or intent of any provision hereof.

     10.8 Entire Agreement. There are no representations, warranties or covenants, with respect to the subject matter contained herein, other than those set forth in this License which sets forth the entire understanding and agreement among the parties hereto.

     10.9 Survival. The provisions of Article 8 of this License shall survive the expiration or earlier termination of this License.

     10.10 Severability. In the event that any provision of this License should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


     IN WITNESS WHEREOF, the parties have executed this License as of the date first above written.



                                        HEALTHWORLD, B.V


                                        By:  /s/ L. Milton
                                             ------------------------------
                                             Name:  L. Milton
                                             Title: Chairman


                                        THE HEALTHWORLD CORPORATION

                                        By:  /s/ Steven Girgenti
                                             ------------------------------
                                             Name:  Steven Girgenti
                                             Title: Chairman & CEO

                                   SCHEDULE A

                               Licensed Property

Trademarks/Service Marks: HEALTHWORLD COMMUNICATIONS; HEALTHWORLD, HEALTHWORLD and logo; ______________________________________________________________.


Trade Names: HEALTHWORLD;  _____________________________________________.

                                   SCHEDULE B


           Registered and Pending Trademarks/Service Marks and Logos


Mark              Country            Reg. No.     Goods/Services         Expiration
----              -------            --------     --------------         ----------

HEALTHWORLD       United States      1,825,405    Advertising           March 8, 2004
COMMUNICATIONS                                    Agency
                                                  Services


HEALTHWORLD       United States      1,825,404    Advertising           March 8, 2004
                                                  Agency
                                                  Services



HEALTHWORLD       United States      1,825,412    Advertising           May 30, 2005
and Logo                                          Agency
                                                  Services


HEALTHWORLD       United States      Pending      Medical               Not
                                     Application  Information           Applicable -
                                     - Serial No. Services, namely,     Publication
                                     75/067,463   providing             Date of the
                                                  physician and         Mark is
                                                  patient               November 12,
                                                  educational           1996
                                                  information
                                                  concerning health
                                                  and medical
                                                  related issues via
                                                  computer databases
                                                  supplied either
                                                  on-line or
                                                  through computer
                                                  disc or a CD-ROM